UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 22, 2014

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
(216) 694-5700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
As previously reported on Form 8-K filed on August 7, 2014, the Board of Directors (the “Board”) of Cliffs Natural Resources Inc. (the “Company”) elected Lourenco Goncalves as the Company’s chairman, president and chief executive officer, Mr. Goncalves replaced Gary B. Halverson who served as president since November 2013 and chief executive officer since February 2014. As a result of the change in control previously reported on Form 8-K filed on August 8, 2014, and Mr. Halverson's termination on August 7, 2014, Mr. Halverson is entitled to receive certain severance benefits under his change in control severance agreement subject to him signing a general release of claims. Accordingly, on August 22, 2014, the Company and Mr. Halverson entered into a severance agreement and release (the "Agreement").
Under the Agreement, Mr. Halverson will receive certain benefits, including a cash payment equal to the sum of three years of 2014 base salary; three years of incentive bonus at target for 2014; a pro-rated portion of 2014 incentive pay at target for 2014; accrued but unused 2014 vacation; outplacement services and financial planning perquisites; an equity payout reflective of vested grants and/or awards under the Company's 2012 Incentive Equity Plan, as amended; and a lump sum payment representing the sum of the present values of Mr. Halverson's full accrued benefit under the pertinent pension and retirement plans. For three years, the Company shall continue to cover Mr. Halverson under all of the health and welfare plans in which he was participating on August 7, 2014, all at Company expense. The Agreement includes a non-disparagement undertaking by Mr. Halverson.
On August 25, 2014, the Company announced that, simultaneously with the execution of the Agreement, Mr. Halverson resigned from his position as a Board member of the Company on August 22, 2014.
A copy of the press release noting the resignation of Mr. Halverson is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.
On August 25, 2014, the Board authorized the Company to buy back its outstanding common shares in the open market or in privately negotiated transactions up to a maximum of $200 million dollars. The Company is not obligated to make any purchases and the program may be suspended or discontinued at any time. The authorization is active until December 31, 2015. The Board has also authorized the Company to take all the necessary steps to remove the limitations and restrictions present in the Company's current debt agreements which preclude the Company's ability to execute the buyback program. Such steps include but are not limited to negotiating consents and amendments to the applicable debt instruments.
A copy of the press release announcing the share repurchase program is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Cliffs Natural Resources Inc. published a press release on August 25, 2014 captioned "Cliffs Natural Resources Inc. Announces Plan for a $200 Million Share Repurchase Program"

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	August 25, 2014	By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Cliffs Natural Resources Inc. published a press release on August 25, 2014 captioned "Cliffs Natural Resources Inc. Announces Plan for a $200 Million Share Repurchase Program"